EXHIBIT 99.1

FOR IMMEDIATE RELEASE

January 8, 2008

Danvers Bancorp, Inc. Announces Expected Timing of

Completion of Stock Offering and Commencement of Trading

Danvers, Massachusetts, January 8, 2008 – Danvers Bancorp, Inc., the proposed stock holding company for Danversbank, announced today that that it expects to complete its initial public offering on Wednesday, January 9, 2008.  The offering is being made in connection with the conversion of Danvers Bancorp, Inc. (MHC), the current mutual holding company parent of Danversbank, from mutual to stock form.  Shares of Danvers Bancorp, Inc. are expected to begin trading on Thursday, January 10, 2008, on the NASDAQ Global Select Market under the symbol “DNBK.”

Kevin T. Bottomley, Chairman, President and CEO of Danvers Bancorp, Inc. and Danversbank, said, “We are proud to be able to offer ownership of our company to many of our long-time depositors and employees who have made Danversbank a success.  We appreciate their support and commitment.”

The offering will close at the adjusted maximum of the offering range.  Upon closing, Danvers Bancorp, Inc. will issue 17,192,500 shares of common stock to subscribers in the offering (including tax-qualified employee benefit plans) at the offering price of $10.00 per share.  Danvers Bancorp, Inc. will also contribute $350,000 in cash and 650,000 shares of common stock to the Danversbank Foundation.  The total number of shares of common stock outstanding upon completion of the offering will be 17,842,500 shares.

The offering was oversubscribed by eligible account holders of Danversbank, i.e., depositors having eligible accounts as of February 28, 2006.  Accordingly, eligible account holders will have valid orders filled in accordance with the allocation procedures set forth in the MHC’s plan of conversion and described in the prospectus.  Supplemental eligible account holders as of March 31, 2007 and other individuals who placed orders in the subscription or community offering will not have their orders filled.

If you are an eligible account holder, i.e., a depositor having an eligible account as of February 28, 2006, and would like to confirm your allocation, please contact the Stock Information Center at (888) 775-6000, which will be open from 9:00 a.m. to 5:00 p.m., Eastern Time on Wednesday, January 9, 2008 and Thursday, January 10, 2008 for this purpose.  Stock certificates and subscription refunds will be processed promptly after the close of the transaction.

Sandler O’Neill & Partners, L.P. acted as financial advisor to Danvers Bancorp, Inc. in connection with the offering and managed the subscription offering.  Goodwin Procter LLP served as counsel to Danvers Bancorp, Inc. in connection with the reorganization and the offering and RP Financial, LC served as appraiser.  Thacher Proffitt & Wood LLP served as counsel to Sandler O’Neill & Partners, L.P.

This press release contains certain forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, will, anticipate, plan, seek, expect and similar expressions.  These forward-looking statements include statements of our goals, intentions and expectations.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Danvers Bancorp undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus and an accompanying stock order form.  Danvers Bancorp, Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting the SEC’s website at www.sec.gov.  Alternatively, Danvers Bancorp, Inc. will arrange to send you the prospectus if you request it by calling toll-free (888) 775-6000.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured or guaranteed by the Danversbank, Danvers Bancorp, Inc., Danvers Bancorp, Inc. (MHC), Federal Deposit Insurance Corporation or any other government agency.

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